Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-237920

PROSPECTUS SUPPLEMENT

(To prospectus dated May 8, 2020)

Up to $175,000,000 of Shares of Common Stock

Workhorse Group Inc.

We have entered into an at-the-market sales agreement (the “Sales Agreement”), dated March 10, 2022, with BTIG, LLC (the “Agent”) providing for the offer and sale of our common stock, par value $0.001 per share (“common stock”), having an aggregate offering price of up to $175,000,000 from time to time through the Agent, acting as our sales agent, or directly to the Agent, acting as principal.

Sales of our common stock, if any, as contemplated by this prospectus supplement will be made in any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including by means of ordinary brokers’ transactions on or through The Nasdaq Capital Market or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Agent has agreed, subject to the terms and conditions of the Sales Agreement, to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell the common stock designated by us from time to time. We will pay the Agent 2.0% of the gross sales price of our common stock sold through it under the Sales Agreement. See “Plan of Distribution.”

Under the Sales Agreement, we may also sell our common stock to the Agent, as principal for its own account. If we sell our common stock to the Agent, as principal, we will enter into a separate terms agreement (each, a “Terms Agreement”) with the Agent setting forth the terms of the transaction and we will describe the terms of the offering of those shares in a separate prospectus supplement or pricing supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “WKHS.” The last reported sale price of our common stock on The Nasdaq Capital Market on March 8, 2022 was $3.83 per share. As of March 8, 2022, 151,675,039 shares of our common stock were outstanding.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully review and consider all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described under the section entitled “Risk Factors” of this prospectus supplement and the accompanying prospectus and the risk factors incorporated herein and therein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BTIG

The date of this prospectus is March 10, 2022.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement, and the accompanying base prospectus, is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying base prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the amount of securities being offered and the plan of distribution. The shelf registration statement was initially filed with the SEC on April 30, 2020, and was declared effective by the SEC on May 8, 2020. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying base prospectus. The accompanying base prospectus provides general information about us and our securities, some of which may not apply to this offering. This prospectus supplement and the accompanying base prospectus are an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying base prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have authorized for use in connection with this offering include all material information relating to this offering. We have not authorized anyone to provide you with different or additional information, and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying base prospectus and the information and documents incorporated by reference herein and therein, as well as any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying base prospectus.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to such actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed with the SEC and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying base prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on Company-sponsored studies, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Unless otherwise stated or the context requires otherwise, references to “we,” “us,” the “Issuer” and “Workhorse Group” refer to Workhorse Group Inc. and unless otherwise differentiated, its wholly-owned subsidiaries, Workhorse Technologies Inc., Workhorse Properties Inc. and Workhorse Motor Works Inc.

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying base prospectus, before making an investment decision.

Our Company

We are a technology company with a vision to pioneer the transition to zero-emission commercial vehicles. Our primary focus is to provide sustainable and cost-effective solutions to the commercial transportation sector. We design and manufacture all-electric delivery trucks and drone systems, including the technology that optimizes the way these vehicles operate. We are focused on our core competency of bringing our electric delivery vehicle platforms to market.

Recent Events

Automotive

During the third quarter of 2021, we announced our decision to suspend deliveries of our C-1000 vehicles and recall the 41 vehicles we have already delivered to customers after management determined that additional testing and modifications to existing vehicles are required to bring the C-1000 vehicles into full compliance with Federal Motor Vehicle Safety Standards (“FMVSS”). We also began extensive testing on the C-1000 vehicles during the fourth quarter of 2021, which included brake testing, analytical load testing, durability, and review of the field data on our electric powertrain. The goal of this testing was to determine the viability of the C-Series product line. Upon completion of this testing in the first quarter of 2022, the C-1000 platform was determined to be a low-volume, limited cargo capacity vehicle.

Workhorse has developed a revised strategic product roadmap for our electric vehicle delivery offerings. The foundation of this plan is the development of two new truck chassis platforms, the W56 and W34. The W56, based on long-standing Company know-how in the Class 5 and 6 truck chassis market, is expected to begin production in 2023. The W34 platform will be our second generation, low floor, advanced content offering for the Class 3 and 4 truck chassis market and is expected to begin production in 2024.

In order to accelerate time-to-market for customers seeking delivery of electric vehicles during 2022, we entered into a strategic supply agreement with GreenPower Motor Company Inc. Under the agreement, we will have the exclusive rights to sell Class 4 step vans based on the GreenPower supplied base vehicle. The finished Class 4 step vans will be available for sale in the United States and Canada under the Workhorse brand and with Workhorse after sales support service. The van, known as the W750, will have approximately 750 cubic feet of capacity and will feature up to 150 miles of all-electric range, with a payload capacity of up to five thousand pounds. We expect the first deliveries of the W750 will occur later in 2022.

Aerospace

HorseFly™

Our HorseFly (“HorseFly”) Unmanned Aerial Vehicle (“UAV”) is the first in a family of custom-built, high-efficiency delivery UAVs being designed to be integrated with our line of electric delivery trucks. The Horsefly is a 4 rotor UAV that can fly fully autonomously and is designed for safety, efficiency, and the rigors of day-to-day delivery service. The HorseFly system is designed to allow a driver or driver’s assistant to maintain line-of-sight operation of the UAV delivery process and to conform to the Federal Aviation Administration (“FAA”) guidelines for UAV operation in the U.S.

Our Metron - Air delivery application is a custom HorseFly user control center. We built this technology to allow users a variety of planning, control and monitoring options, including monitoring locations of the truck, package and drone, and real-time onboard video of the HorseFly drone.

We recently announced that we entered into a pilot program with the U.S. Department of Agriculture’s Natural Resources Conservation Service (“NRCS”) to demonstrate our ability to provide small Unmanned Aerial System (“UAS”) as a service to support NRCS efforts in Mississippi. As part of the pilot program, we will offer small UAS services, including monitoring via drone, data procurement and analytics. Automating the daily audits with the small UAS will allow the NRCS to expedite information delivery, increase safety for auditors on the ground, be more cost-effective, increase fidelity of the data gathered, and ultimately create a more efficient procedure. The first phase of the program involves the Company collaborating with NRCS agents to gain a field-level understanding of the program’s deliverables before implementing its UAS technology to gather actionable data and insights.

Certus Unmanned Aerial Systems LLC

Upon completion of the sale of our SureFly™ Multicopter in 2019, we entered into a joint venture agreement with Moog Inc. (“Moog”) for the development of our HorseFly UAV and the related business. Under the agreement, Workhorse and Moog contributed certain complimentary assets to Certus Unmanned Aerial Systems LLC (“Certus”), which is 50% owned by both the Company and Moog. Through Certus, teams from Workhorse and Moog are improving HorseFly’s components and subsystems with the goal of bringing the highest quality UAV to-market.

Corporate Information

We are a Nevada corporation. Our executive offices are located at 100 Commerce Drive, Loveland, Ohio 45140, and our telephone number is 513-360-4704. Our website is www.workhorse.com. Information contained in, or accessible through, our website does not constitute part of, and should not be construed as being incorporated by reference into, this prospectus and inclusions of our website address in this prospectus are inactive textual references only.

The Offering

Issuer	Workhorse Group Inc.

Offering	Shares of our common stock with aggregate offering price of up to $175,000,000.

NASDAQ Capital Market Symbol	WKHS

Risk Factors	Investing in our common stock involves a high degree of risk. You should carefully consider the information set forth in the sections of this prospectus supplement and the accompanying prospectus entitled “Risk Factors” and the risk factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 1, 2022, as well as other information incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference before deciding whether to invest in our common stock.

Use of Proceeds	We intend to use any net proceeds from this offering for general corporate purposes, which may include, without limitation, operations, production and research and development. For more information, see the section of this prospectus supplement and the accompanying prospectus entitled “Use of Proceeds.”

Plan of Distribution	“At-the-market” offering that may be made from time to time through the Agent, as our sales agent, using commercially reasonable efforts consistent with its respective normal trading and sales practices and applicable law and regulations. We may also sell our common shares to the Agent, as principal, at a price agreed upon at the time of sale, in which case we will enter into a separate Terms Agreement with the Agent setting forth the terms of the transaction and we will describe the terms of the offering of those shares in a separate prospectus supplement or pricing supplement. For more information, see the section of this prospectus supplement and the accompanying prospectus entitled “Plan of Distribution.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before purchasing our securities, you should read and consider carefully the following risk factors as well as all other information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes. In particular, we urge you to consider carefully the risks and uncertainties set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022. Each of these risk factors, either alone or taken together, could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock. There may be additional risks that we do not presently know of or that we currently believe are immaterial, which could also impair our business and financial position. If any of the events described below were to occur, our financial condition, our ability to access capital resources, our results of operations and/or our future growth prospects could be materially and adversely affected and the market price of our securities could decline. As a result, you could lose some or all of any investment you may make in our securities.

Risks Related to this Offering

The shares of our common stock offered hereby will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience dilution and a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the sales agents at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Agent after delivering a sales notice will fluctuate based on the market price of the shares of common stock during the sales period and limits we set with the Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, from time to time we or our representatives have made or will make forward-looking statements in various other filings that we make with the SEC or in other documents, including press releases or other similar announcements. Forward-looking statements concern our current plans, intentions, beliefs, expectations and statements of future economic performance. Statements containing terms such as “will,” “may,” “believe,” “do not believe,” “plan,” “expect,” “intend,” “estimate,” “anticipate” and other phrases of similar meaning are considered to be forward-looking statements.

Forward-looking statements are based on our assumptions and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those reflected in or implied by these forward-looking statements. Factors that might cause actual results to differ include, among others, those set forth under “Risk Factors” in this prospectus supplement and those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and in our future periodic reports filed with the SEC, all of which are incorporated by reference herein. The following are important factors, among others, that could cause actual results, performance or achievements to differ materially from the results, performance or achievements reflected in our forward-looking statements:

●	the results of our ongoing review of the Company’s business and go-forward operating and commercial plans; our ability to capitalize on opportunities to deliver products to meet customer requirements;

●	our limited operations and need to expand and enhance elements of our production process to fulfill product orders;

●	risks associated with obtaining orders and executing upon such orders, including any potential supply chain disruptions;

●	market acceptance for our products, including our recently announced W-56 and W-34 platforms;

●	the ability to protect our intellectual property;

●	negative impacts stemming from the continuing COVID-19 pandemic;

●	our ability to attract and retain customers for existing and new products; our ability to control our expenses;

●	potential competition, including without limitation shifts in technology; global and local business conditions;

●	the prices being charged by our competitors;

●	our inability to retain key members of our management team;

●	our ability to enter long-term supply contracts including, but not limited to the supply of lithium-ion battery cells;

●	our inability to raise additional capital to fund our operations and business plan;

●	our inability to satisfy covenants in our financing agreements;

●	our inability to maintain our listing of our securities on the Nasdaq Capital Market;

●	our inability to satisfy our customer warranty claims;

●	the outcome of any regulatory proceedings or investigations; and

●	our liquidity and other risks and uncertainties and other factors discussed from time to time in our filings with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus supplement, the accompanying base prospectus or the documents we have filed with the SEC that are incorporated by reference herein and therein, which reflect management’s views and opinions only as of their respective dates. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, except to the extent required by applicable securities laws. You are advised, however, to consult any additional disclosures we have made or will make in the filings we make with the SEC, including reports on Forms 10-K, 10-Q and 8-K. All subsequent forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus supplement, the accompanying base prospectus or any related issuer free writing prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from this offering for general corporate purposes, which may include, without limitation, to fund operations, production and research and development.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement as of the date hereof with BTIG, LLC (the “Agent”), under which we may issue and sell up to $175,000,000 of shares of our common stock from time to time through the Agent. The Sales Agreement provides that the Agent may sell the common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415(a)(4) under the Securities Act, including, without limitation, sales made directly on or through The Nasdaq Capital Market, on any other existing trading market for the common stock or to or through a market maker or through an electronic communications network. After consultation with us and subject to the terms of a Placement Notice (as defined below), the Agent may also sell our common stock in privately negotiated transactions, to the extent permitted by applicable law.

Each time that we wish to issue and sell common stock under the Sales Agreement, we will notify the Agent by email notice (or other method mutually agreed to in writing by us and the Agent) of the amount of shares requested to be sold or the gross proceeds to be raised in a given time period, the time period during which sales are requested to be made, any limitation on the amount of shares that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales (a “Placement Notice”).

We will pay the Agent 2.0% of the gross proceeds from the sales of our common stock through the Agent as sales agent pursuant to the terms of the Sales Agreement. We have also agreed to reimburse the Agent for certain expenses out-of-pocket expenses incurred by Agent, including the fees and disbursements of its counsel, in an amount equal to $75,000, in connection with the establishment of this offering program and in an amount equal to $10,000 per quarter in connection with ongoing transactions pursuant to the Sales Agreement, which may be deemed underwriting compensation by FINRA. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Agent under the Sales Agreement, will be approximately $150,000.

Under the terms of the Sales Agreement, we may also sell our common stock to the Agent, as principal for its own account, at a price agreed upon at the time of sale. If we sell our common stock to the Agent, as principal, we will enter into a separate Terms Agreement with the Agent setting forth the terms of the transaction and we will describe the terms of the offering of those shares in a separate prospectus supplement.

Settlement for sales of our common stock will occur on the second trading day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated by this prospectus will be settled through the facilities of the Depository Trust Company or by such other means of delivery as we and the Agent may mutually agree upon.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the earlier of: (1) the issuance and sale of all of the maximum number of shares of common stock to or through the Agent as permitted under the terms and conditions of the Sales Agreement and any Terms Agreement, or (2) termination of the Sales Agreement by either us or the Agent at any time.

We have agreed in the Sales Agreement to provide indemnification and contribution to the Agent against certain liabilities, including liabilities under the Securities Act.

If we or the Agent have reason to believe that our common stock no longer constitutes an “actively-traded security” as defined under Rule 101(c)(1) of Regulation M under the Exchange Act, that party will promptly notify the other and sales of our common shares under the Sales Agreement will be suspended until in our collective judgment Rule 101(c)(1) of Regulation M or another exemptive provision has been satisfied.

In connection with the sale of our common shares hereunder, the Agent may deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Agent may be deemed to be underwriting commissions or discounts.

The Agent and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS

Certain legal matters have been passed upon for us by Taft Stettinius & Hollister LLP as our outside counsel. Certain legal matters, including matters related to the laws of the State of Nevada, have been passed upon by Parsons Behle & Lattimer as our outside Nevada counsel. Morgan, Lewis & Bockius LLP, New York, New York, is representing the Agent.

EXPERTS

The audited consolidated financial statements, and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus supplement, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than the portions thereof deemed to be furnished to the SEC pursuant to Item 9 or Item 12) until we terminate the offering of these securities:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 1, 2022.

●	our current report(s) filed on Form 8-K on January 4, 2022, February 24, 2022 and March 4, 2022.

●	the description of our common stock included on Form 8-A12B, which was filed on January 5, 2016, and any amendments or reports filed for the purpose of updating this description.

●	any future filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made after the date of this prospectus and until the termination of the offering under this prospectus; provided that this prospectus will not incorporate any information we may furnish to the SEC under Item 2.02 or Item 7.01 of Form 8-K.

To the extent that any statement in this prospectus supplement is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus supplement, the statement in this prospectus supplement shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus supplement or the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Workhorse Group Inc.
100 Commerce Drive
Loveland, Ohio 45140
Attn: Investor Relations
Telephone: 513-360-4704

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Workhorse. You may also access our reports and proxy statements free of charge at our website, http://www.workhorse.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement. The prospectus included in this filing is part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC, as indicated above, or from us.

PROSPECTUS

$250,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

and up to 1,562,210 Shares of Common

Stock Underlying Stock Purchase Warrants held by Selling Shareholders

We may offer and sell, from time to time in one or more offerings, up to $250,000,000 in the aggregate of common stock, preferred stock, warrants to purchase our common stock, debt securities or units, at prices and on terms that we will determine at the time of the offering. Preferred Stock, warrants and debt securities may also be convertible into preferred stock or common stock.

In addition, the selling shareholders may offer to sell up to up to 1,562,210 shares of common stock issuable upon exercise of Stock Purchase Warrants. We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholders but may receive proceeds upon the exercise of the Stock Purchase Warrants.

This prospectus describes some of the general terms that may apply to these securities. Each time we or a selling shareholder sell securities, to the extent required by applicable law, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus.

You should carefully read this prospectus, all prospectus supplements and all other documents incorporated by reference in this prospectus before you invest in our securities.

We and the selling shareholders will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. The securities may be offered separately or together in any combination.

The securities may be offered and sold on a delayed or continuous basis directly by us and the selling shareholders or through underwriters, agents or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. The supplements to this prospectus will designate the terms of our plan of distribution. See the discussion under the heading “Plan of Distribution” for more information on the topic.

Our common stock is listed on The NASDAQ Capital Market under the symbol “WKHS.”

Investing in our securities involves risks. You should carefully review the section captioned “Risk Factors” beginning on page 3 of this prospectus regarding information included and incorporated by reference in this prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 8, 2020.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Using this process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000 and the selling shareholders referred to in this prospectus and identified in supplements to the prospectus may also offer and sell our shares of common stock under this prospectus.

This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will describe the specific terms of the offering. The prospectus supplement may also add to or update other information contained in this prospectus.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement we may authorize to be delivered to you. This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. You may obtain a copy of this information, without charge, as described in the “Where You Can Find More Information” section. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, reserves and prospects may have changed since that date.

We encourage you to read this entire prospectus together with the documents incorporated by reference into this prospectus before making a decision whether to invest in our securities.

ABOUT WORKHORSE GROUP INC.

We are a technology company focused on providing sustainable and cost-effective solutions to the commercial transportation sector. As an American manufacturer, we design and build high performance electric vehicles and aircraft that make movement of people and goods more efficient and less harmful to the environment. As part of our solution, we also develop cloud-based, real-time telematics performance monitoring systems that enable fleet operators to optimize energy and route efficiency. We are currently focused on our core competency of bringing the C-Series electric delivery truck to market and fulfilling our existing backlog of orders.

We are a Nevada corporation. Our principal executive offices are located at 100 Commerce Drive, Loveland, Ohio  45140, and our telephone number is 513-360-4704.

Unless otherwise stated or the context requires otherwise, references to “we,” “us,” the “Company” and “Workhorse Group” refer to Workhorse Group Inc. and unless otherwise differentiated, its wholly-owned subsidiaries, Workhorse Technologies Inc., Workhorse Motor Works Inc., Workhorse Properties Inc. and Surefly, Inc.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all other information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and the documents incorporated by reference herein and therein as set out in the section entitled “Incorporation of Certain Documents by Reference,” before deciding to invest in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock or other securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in our “Prospectus Summary,” “Use of Proceeds,” “Risk Factors,” “Management Discussion and Analysis of Financial Condition and Result of Operations,” and “Business” sections. In some cases, you can identify these forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “depends,” “estimate,” “expects,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms or other similar expressions, although not all forward-looking statements contain those words.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus, regarding, among other things:

●	market acceptance of our products;

●	our ability to deliver on our existing orders including the UPS order and further develop new orders;

●	our ability to ultimately be awarded commercial or government contracts;

●	our ability to attract and retain customers for existing and new products;

●	our ability to effectively maintain and update our product and service portfolio;

●	our ability to continue as a going concern;

●	our ability to raise capital under acceptable terms;

●	our ability to effectively manage all warranty claims;

●	our ability to enter long-term supply contracts including, but not limited to the supply of lithium-ion battery cells and the battery packs incorporating such cells;

●	our ability to maintain listing of our common stock on the Nasdaq Capital Market;

●	our ability to adequately protect our intellectual property, or the loss of some of our intellectual property rights through costly litigation or administrative proceedings;

●	legislation and government regulation; and

●	general economic conditions, inflation and access to capital.

These risks are not exhaustive. Other sections of this prospectus may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements.

You should not rely upon forward looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

OUR COMPANY

Overview and 2019 Highlights

We are a technology company focused on providing sustainable and cost-effective solutions to the commercial transportation sector. As an American manufacturer, we design and build high performance battery-electric vehicles and aircraft that make movement of people and goods more efficient and less harmful to the environment. As part of our solution, we also develop cloud-based, real-time telematics performance monitoring systems that enable fleet operators to optimize energy and route efficiency. We are currently focused on our core competency of bringing the C-Series electric delivery truck to market and fulfilling our existing backlog of orders. We have licensed some of our previously developed intellectual property to Lordstown Motors Corp. (“LMC”) and have sold our SureFly™ multicopter business which were assets that are outside of our core focus.

Workhorse electric delivery trucks are in use by our customers on U.S. roads. Our delivery customers include companies such as UPS, FedEx Express, Alpha Baking and W.B. Mason. Data from our in-house developed telematics system demonstrates our vehicles on the road are averaging approximately a 500% increase in fuel economy as compared to conventional gasoline-based trucks of the same size and duty cycle.

In addition to improved fuel economy, we anticipate that the performance of our vehicles on-route will reduce long-term vehicle maintenance expense by approximately 60% as compared to fossil-fueled trucks.

We are an OEM capable of manufacturing Class 3-6 commercial-grade, medium-duty truck at our Union City, Indiana facility, marketed under the Workhorse® brand. Workhorse last mile delivery trucks are assembled in the Union City assembly facility.

From our development modeling and the existing performance of our electric vehicles on American roads, we estimate that our C-Series delivery trucks will save over $170,000 in fuel and maintenance savings over the 20-year life of the vehicle. We expect that fleet buyers will be able to achieve a three-year or better return-of-investment (without government incentives), which we believe justifies the higher acquisition cost of our vehicles.

Our goal is to continue to increase sales and production, while executing on our cost-down strategy to a point that will enable us to achieve gross margin profitability of the last mile delivery truck platform. As a key strategy, we have developed the Workhorse C-Series platform, which has been accelerated from our previous development efforts.

The Workhorse C-Series electric delivery truck platform will be available in multiple size configurations, 450, 650 and 1,000 cubic feet. This ultra-low floor platform incorporates state-of-the-art safety features, economy and performance. We expect these vehicles offer fleet operators the most favorable total cost-of-ownership of any comparable vehicle available today. We believe we are the first American OEM to market a U.S. built electric delivery truck, and early indications of fleet interest are significant. We expect the C-Series trucks will be supported by our Ryder Systems partnership. Using C-Series light duty prototypes, we delivered over 100,000 packages in San Francisco and Ohio during our testing. During the testing period we achieved 50 MPGe and successfully demonstrated the role the vehicle can have in last mile delivery.

Our HorseFly™ delivery drone is a custom designed, purpose-built drone that is fully integrated in our electric trucks. HorseFly is designed with a maximum gross weight of 30 lbs., a 10 lb. payload and a maximum air speed of 50 mph. It is designed and built to be rugged and consisting of redundant systems to further meet the FAA’s required rules and regulations. As part of the divestiture of SureFly, the Company formed a 50/50 joint venture to which we contributed our HorseFly technology.

SureFly

On November 27, 2019, the Company completed the sale of SureFly for $4.0 million.

Hackney

On October 31, 2019, the Company and ST Engineering Hackney, Inc. (“Seller”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) to purchase certain assets of Seller (the “Acquired Assets”) and assume certain liabilities of Seller. The closing under the Purchase Agreement provides that the Company will be required to deliver shares of its common stock to the Seller if it does not make the Second Payment (as defined below) on a timely basis. Accordingly, upon execution of the Purchase Agreement, the Company deposited $1.0 million in cash and shares of its common stock having an aggregate value of $6.6 million based on the closing price as of the day immediately preceding the date of the Purchase Agreement (the “Escrow Shares”) into an escrow account (the “Escrow Account”). The number of Escrow Shares shall be subject to adjustment if the aggregate value of the Escrow Shares is less than $5.28 million or greater than $7.92 million on certain dates.

The Company agreed to pay $7.0 million for the purchase of the Acquired Assets, $1.0 million of which was paid from the Escrow Account in January 2020 after satisfaction of certain conditions, and the remaining $6.0 million which (the “Second Payment”) is payable in cash within 45 days if certain additional conditions are attained. The Purchase Agreement provides that the Company shall make additional payments to Seller in the event the Second Payment is not made within 45 days of when such payment is due. In the event the Second Payment is not made to Seller within 105 days after such payment is due, Seller may, at its option, require that the Escrow Agent release to Seller Escrow Shares with a value (based on the then-current market price of the shares) equal to $6,000,000 in satisfaction of the Second Payment.

LMC

On November 7, 2019, the Company entered into a transaction with LMC pursuant to which the Company agreed to grant LMC a perpetual and worldwide license to certain intellectual property relating to the Company’s W-15 electric pickup truck platform and its related technology (the “Licensed Intellectual Property”) in exchange for royalties, equity interests in LMC, and other consideration (the “LMC Transaction”). LMC was founded by Stephen S. Burns, a current stockholder and former Chief Executive Officer and Director of the Company.

In connection with the LMC Transaction, the following agreements (collectively, the “Agreements”) were entered into:

●	Intellectual Property License Agreement between the Company and LMC (the “License Agreement”);

●	Subscription Agreement between the Company and LMC (the “Subscription Agreement”);

●	Voting and Registration Rights Agreement among the Company, LMC, and certain LMC stockholders (the “Voting Agreement”); and

●	Consent and Waiver to Credit Agreement among the Company, Wilmington Trust, as agent, and the lenders under the Credit Agreement (defined below) (the “Consent and Waiver”).

LMC will endeavor to, among other things, raise sufficient third-party capital for the acquisition, retrofitting, and restart of the Lordstown Assembly Complex, and the ongoing operating costs, of which are expected to be significant (the “Capital Raise”). The Agreements provide that LMC would manufacture electric pickup trucks or similar vehicles under 10,001 gross vehicle weight (“GVW”) using the Licensed Intellectual Property (the “Vehicles”).

Under the Agreements, LMC has exclusive rights to the Licensed Intellectual Property from the date of the License Agreement until the earliest of: (i) June 30, 2020, if the Capital Raise has not occurred; (ii) the second anniversary of the LMC Transaction, if LMC has not started regularly manufacturing Vehicles; (iii) the third anniversary of the LMC Transaction; and (iv) the date that any third-party automotive manufacturer acquires more than ten percent of LMC’s outstanding common stock. The Licensed Intellectual Property excludes the Company’s intellectual property relating to delivery trucks for last mile delivery or commercial use. LMC will have the right, with limited exceptions, to match the best competing offer as a subcontractor for the Company should need to engage a subcontractor in connection with larger potential production contracts to assemble such vehicles utilizing its existing capabilities and technologies. The limited exceptions include the event in which the Company elects to award a subcontract for the manufacturing or assembly to a strategic partner owning in excess of 19% of the Company.

LMC must pay the Company one percent of the aggregate debt and equity commitments funded to LMC upon completion of the Capital Raise (the “Royalty Advance”). LMC must also pay a one percent royalty on the gross sales price of the first 200,000 Vehicles sold, but only to the extent that the aggregate amount of such royalty fees exceed the amount paid as the Royalty Advance. Upon completion of the Capital Raise, the Company intends to transfer its approximately 6,000 existing orders for Vehicles to LMC, subject to customer consent. LMC will pay the Company a four percent commission on the gross sales price of any transferred existing orders fulfilled by LMC. The success of the Capital Raise is not within the Company’s control, and it therefore cannot provide assurance that it will receive the Royalty Advance or receive the projected underlying royalty from the production of Vehicles.

Under the Subscription Agreement, LMC issued ten percent of its common stock to the Company in exchange for the Company’s obligations under the License Agreement. The Subscription Agreement grants the Company anti-dilution rights for two years. The Company is subject to certain restrictions on transferring LMC’s equity for this two-year period. Under the Voting Agreement, the Company has the right to designate one director to LMC’s board of directors, subject to certain limitations.

USE OF PROCEEDS

Unless we indicate otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of our securities offered by this prospectus for general corporate purposes, which may include, but not be limited to, working capital, capital expenditures, acquisitions, refinancing of indebtedness and repurchases or redemptions of securities.

In the event a selling shareholder exercises a Stock Purchase Warrant for cash, we will use the proceeds for general corporate purposes, which may include, but not be limited to, working capital, capital expenditures, acquisitions, refinancing of indebtedness and repurchases or redemptions of securities. We will not receive any proceeds from the sale of our common stock issued upon exercise of any Stock Purchase Warrants by the selling shareholders.

SELLING SHAREHOLDERS

We have agreed to register 1,562,210 shares of common stock issuable upon exercise of Stock Purchase Warrants that are beneficially owned by the selling shareholders identified below.

Other than as described herein, the selling shareholders do not have, and within the past three years have not had, any position, office or material relationship with us or any of our predecessors or affiliates.

The following table sets forth the names of the selling shareholders, the numbers of shares of our common stock beneficially owned by such shareholders as of April 27, 2020, and the numbers of shares that may be offered for resale by the selling shareholders from time to time as described in the “Plan of Distribution.” The shares of common stock may also be sold by donees, pledgees, and other transferees or successors in interest of the selling stockholders.

The selling shareholders may decide to sell all, some, or none of the shares of common stock. We currently have no agreements, arrangements or understandings with any of the selling shareholders regarding the sale of the shares of common stock covered by this prospectus. We cannot provide you with any estimate of the number of shares of our common stock that the selling shareholders will hold in the future.

For purposes of this table, beneficial ownership is determined in accordance with the Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and includes voting power and investment power with respect to such shares. In calculating the percentage ownership or percent of equity vote for a given individual or group, the number of shares of common stock outstanding for that individual or group includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days held by such individual or group, but are not deemed outstanding by any other person or group.

The applicable percentage of ownership is based on an aggregate of 70,629,331 shares of our common stock issued and outstanding on April 27, 2020.

Name of Selling Shareholder	Number of Shares of Common Stock Owned Before the Offering	Percent of Common Stock Owned Before the Offering	Shares Available for Sale Under this Prospectus (1)	Number of Shares of Common Stock to be Owned After the Termination of the Offering (1)	Percent of Common Stock to be Owned After Completion of the Offering (1)
Marathon Blue Grass Credit Fund, LP	2,162,929	2.97%	293,785	1,869,144	2.58%
Marathon Centre Street Partnership, LP	4,276,234	5.71%	580,829	3,695,405	4.97%
Marathon Structured Product Strategies Fund, LP	3,286,127	4.45%	446,346	2,839,781	3.87%
TRS Credit Fund, LP	1,776,152	2.45%	241,250	1,534,902	2.13%
			1,562,210

*	less than 1.0%

(1)	Because (a) the selling shareholders may offer all, some or none of the shares covered by this prospectus, (b) the offering of the selling shareholders’ shares is not being underwritten on a firm commitment basis, and (c) the selling shareholders could purchase additional shares of our common stock from time to time, no estimate can be given as to the number of shares or percent of our common stock that will be held by the selling shareholders upon termination of the offering. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus. The fifth column lists the percentage of common stock owned by the selling shareholders after completion of the offering, assuming the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

Our articles of incorporation provide that we are authorized to issue 250 million shares of common stock, par value $0.001 per share, and 75 million shares of preferred stock, par value $0.001 per share.

Common Stock

Voting Rights

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our shareholders, including the election of directors. Cumulative voting is not permitted in the election of directors.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board may determine.

Liquidation Rights

In the event of our liquidation, dissolution, or winding up, our common shareholders will receive ratably any net assets that remain after the payment of all of our debts and other liabilities, subject to the senior rights of any outstanding preferred stock.

Other

Our shares of common stock are not convertible into any other security and do not have any preemptive rights, conversion rights, redemption rights or sinking fund provisions. The rights, preferences and privileges, including voting rights, of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of preferred stock that the board may designate and issue in the future. There are currently no preferred shares outstanding.

Preferred Stock

We are authorized to issue up to 75 million shares of preferred stock, in one or more series with such designations, relative rights, preferences, voting rights, limitations, dividend rates, redemption prices, liquidation prices, conversion rights, sinking or purchase fund rights, and other provisions as the board may fix or determine. Any series of preferred stock may have rights and privileges superior to those of common stock.

Commencing May 31, 2019 through June 5, 2019, the Company entered into Subscription Agreements with institutional investors pursuant to which the investors for an aggregate purchase price of $25,000,000 purchased 1,250,000 units consisting of (i) one newly-issued share of Series B Preferred Stock, with a stated value of $20.00 per share (the “Stated Value”) and a par value of $0.001 per share (the “Preferred Stock”), and (ii) a common stock purchase warrant to purchase 7.41 shares of the common stock, par value $0.001 per share, of the Company. (the “Warrants”). The closing with respect to approximately $15,000,000 occurred on May 31, 2019 and the balance of approximately $10,000,000 closed on June 5, 2019.

The rights, preferences, privileges and limitations of the Preferred Stock are set forth in a certificate of designation filed by the Company with the Secretary of State of the State of Nevada (the “Certificate of Designation”). The Preferred Stock ranks senior to the Company’s common stock with respect to dividend rights and rights upon liquidation, winding-up or dissolution. The Preferred Stock is entitled to annual dividends at a rate equal to 8.0% simple interest per annum on the Stated Value of the Preferred Stock. Accrued dividends will be payable quarterly in shares of common stock of the Company based on a share price of $1.62, which was the average closing price of the Company’s common stock on the five trading days immediately preceding May 31, 2019 and in excess of the closing price of $1.60 on May 30, 2019.

The Preferred Stock is not convertible and does not hold voting rights. Upon any liquidation, dissolution or winding up of the Company, liquidation of the Company’s assets will be made in the following order of priority: (a) first, payment or provision for payment of debts and other liabilities; (b) second, payment to the holders of the Preferred Stock an amount with respect to each share of the Preferred Stock’s Stated Value plus any accrued but unpaid dividends thereon; and (c) third, payment to the holders of common stock.

On the fourth anniversary of the Closing Date, the Company shall redeem all the outstanding shares of the Preferred Stock at the Stated Value, plus accrued and unpaid dividends. At any time prior to such date, the Company subject to the repayment and retirement, in accordance with its terms, of the 4.50% Senior Secured Convertible Note issued by the Company on December 9, 2019, the Company may, in its sole discretion, redeem any outstanding shares of Preferred Stock at the Stated Value, plus accrued and unpaid dividends (“Optional Redemption”). Notwithstanding the foregoing, the Company may effect an Optional Redemption prior to the fourth anniversary of the Closing Date so long as it obtains from the lenders to the Credit Agreement their prior written consent to such Optional Redemption.

The Warrants have an exercise price of $1.62 per share, which was in excess of the closing price of $1.60 on May 30, 2019, are immediately exercisable and will expire seven years from the date of issuance.

Notwithstanding anything herein to the contrary, the aggregate number of shares of common stock issued in payment of dividends on the Preferred Stock when added to the number of shares of common stock issued upon exercise of any warrants shall not exceed 19.9% of either (a) the total number of shares of common stock outstanding on the date hereof or (b) the total voting power of the Company’s securities outstanding on the date hereof that are entitled to vote on a matter being voted on by holders of the common stock, unless and until the Company obtains stockholder approval permitting such issuances in accordance with applicable rules of the NASDAQ Capital Market.

Stock Purchase Warrants

On December 31, 2018, the Company entered into a Credit Agreement (the “Credit Agreement”), with Marathon Asset Management, LP, on behalf of certain entities it manages (collectively, the “Marathon Lenders”). The Credit Agreement provided the Company with $10 million of term loans and $25 million of revolving term loans. The term loan and outstanding amounts under the revolving term loans have been repaid in full and the revolving term loans has been cancelled. In conjunction with entering into the Credit Agreement, the Company issued a Common Stock Purchase Warrant to purchase 8,053,390 shares of common stock at an exercise price of $1.25 per share (the “Initial Warrants”). Until December 31, 2020 even after the payoff of the Loans, the Company is required to issue additional Common Stock Purchase Warrants (the “Additional Warrants”) to the Lenders equal to 10%, in the aggregate, of any additional issuance. The initial exercise price is 110% of the issuance price of the applicable issuance. As a result of the above, the Company issued the Marathon Lenders warrants to acquire 358,450 shares of common stock exercisable at a price of $1.039 per share on March 27, 2019, 1,481,825 shares of common stock exercisable at a price of $1.4863 per share on June 30, 2019, 11,274 shares of common stock exercisable at a price of $1.782 per share on July 1, 2019, 34,293 shares of common stock exercisable at a price of $1.782 per share on October 1, 2019, 1,493,624 shares of common stock exercisable at a price of $3.355 per share on December 4, 2019 and 34,293 shares of common stock exercisable at a price of $1.782 per share on January 1, 2020.

Anti-Takeover Provisions Under Nevada Law.

Combinations with Interested Stockholder. Sections 78.411-78.444, inclusive, of the Nevada Revised Statutes (“NRS”) contain provisions governing combinations with an interested stockholder. For purposes of the NRS, “combinations” include: (i) any merger or consolidation with any interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any interested stockholder of corporate assets with an aggregate market value equal to 5% or more of the aggregate market value of the corporation’s consolidated assets, 5% or more of the outstanding shares of the corporation or 10% or more of the earning power or net income of the corporation, (iii) the issuance to any interested stockholder of voting shares (except pursuant to a share dividend or similar proportionate distribution) with an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (iv) the dissolution of the corporation if proposed by or on behalf of any interested stockholder, (v) any reclassification of securities, recapitalization or corporate reorganization that will have the effect of increasing the proportionate share of the corporation’s outstanding voting shares held by any interested stockholder and (vi) any receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loan, advance, guarantee, pledge or other financial assistance. For purposes of the NRS, an “interested stockholder” is defined to include any beneficial owner of more than 10% of any class of the voting securities of a Nevada corporation and any person who is an affiliate or associate of the corporation and was at any time during the preceding three years the beneficial owner or more than 10% of any class of the voting securities of the Nevada corporation.

Subject to certain exceptions, the provisions of the NRS governing combinations with interested stockholders provide that a Nevada corporation may not engage in a combination with an interested stockholder for two years after the date that the person first became an interested stockholder unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder.

Control Share Acquisitions. The NRS also contains a “control share acquisitions statute.” If applicable to a Nevada corporation this statute restricts the voting rights of certain stockholders referred to as “acquiring persons,” that acquire or offer to acquire ownership of a “controlling interest” in the outstanding voting stock of an “issuing corporation.” For purposes of these provisions a “controlling interest” means with certain exceptions the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power in the election of directors and “issuing corporation” means a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation, and which does business in Nevada directly or through an affiliated corporation. The voting rights of an acquiring person in the affected shares will be restored only if such restoration is approved by the holders of a majority of the voting power of the corporation. The NRS allows a corporation to “opt-out” of the control share acquisitions statute by providing in such corporation’s articles of incorporation or bylaws that the control share acquisitions statute does not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

Articles of Incorporation and Bylaws

No Cumulative Voting.  Where cumulative voting is permitted in the election of directors, each share is entitled to as many votes as there are directors to be elected and each shareholder may cast all of its votes for a single director nominee or distribute them among two or more director nominees. Thus, cumulative voting makes it easier for a minority shareholder to elect a director. Our articles of incorporation deny shareholders the right to vote cumulatively.

Authorized But Unissued Shares.  Our articles of incorporation permit the board to authorize the issuance of preferred stock, and to designate the rights and preferences of our preferred stock, without obtaining shareholder approval. One of the effects of undesignated preferred stock may be to enable the board to render more difficult or to discourage a third party’s attempt to obtain control of Workhorse Group by means of a tender offer, proxy contest, merger, or otherwise. The issuance of shares of preferred stock also may discourage a party from making a bid for the common stock because the issuance may adversely affect the rights of the holders of common stock. For example, preferred stock that we issue may rank prior to the common stock as to dividend rights, liquidation preference, or both, may have special voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

Transfer Agent or Registrar

Empire Stock Transfer, Inc. is the transfer agent and registrar of our common stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued independently or together with common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase common stock or preferred stock and the price at which such number of shares of common stock or preferred stock may be purchased upon such exercise;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	United States federal income tax consequences applicable to such warrants;

●	the amount of warrants outstanding as of the most recent practicable date; and

●	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

Each warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of such warrants will not have any of the rights of holders of common stock or preferred stock, as the case may be, purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into between our company and the trustee that meets certain requirements identified in the applicable prospectus supplement.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

●	the title of the series;

●	the aggregate principal amount;

●	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

●	any limit on the aggregate principal amount;

●	the date or dates on which principal is payable;

●	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

●	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

●	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

●	the denominations in which such debt securities may be issuable, if other than denominations of $1,000, or any integral multiple of that number;

●	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

●	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

●	if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us;

●	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

●	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which the exchange rate with respect to such payments will be determined;

●	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

●	the provisions, if any, relating to any collateral provided for such debt securities;

●	any events of default;

●	the terms and conditions, if any, for conversion into or exchange for common shares;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

●	whether such debt securities are senior securities or subordinated securities and the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been or will be filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the Commission.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We and the selling shareholders may sell securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents or in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers. To the extent required by applicable law, a prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the names of the selling stockholders;

●	the purchase price of the securities;

●	the net proceeds to us from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	the initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we or the selling shareholders use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any securities. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we or the selling shareholders use dealers in the sale of securities, we or the selling shareholders will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of such securities. We will include in any prospectus supplement the names of the dealers and the terms of the transactions.

We will bear costs relating to all of the securities being registered under this registration statement of which this prospectus forms a part.

Any broker-dealers or other persons acting on our behalf or on behalf of a selling shareholder that participate in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act. If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Conduct Rule 5121.

Direct Sales and Sales Through Agents

We and the selling shareholders may sell the securities directly. In that event, no underwriters or agents would be involved. We and the selling shareholders may also sell the securities through agents we or they designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or a selling shareholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of the securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Subscription Offerings

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Certain legal matters with respect to the shares of our securities offered by this prospectus will be passed upon for us by Fleming PLLC New York, New York. Any underwriters, dealers or agents will be advised about other issues relating to any transaction by their own legal counsel.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information included in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.

The SEC allows us to “incorporate by reference” certain documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below:

●	our Annual Report on Form 10-K for the year ended December 31, 2019 as filed on March 13, 2020 (File No. 001-37673),

●	current report filed on March 17, 2020 (File No. 001-37673), and

●	any future filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of filing the initial registration statement and prior to effectiveness of the registration statement, until the termination of the offerings under this prospectus; provided that this prospectus will not incorporate any information we may furnish to the SEC under Item 2.02 or Item 7.01 of Form 8-K.

You may request copies of these filings, at no cost, by writing or calling us at:

Workhorse Group Inc.

100 Commerce Drive

Loveland, Ohio  45140

513-360-4704

Attn: Chief Financial Officer

Telephone: 513-360-4704

Our SEC filings are also available on our website at www.workhorse.com. The other information on our website is not, and you must not consider the information to be, a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C., 20549. You can request copies of these documents by contacting the SEC upon payment of fees prescribed by the SEC and paying a fee for the copying cost. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

Up to $175,000,000 of Shares of Common Stock

Workhorse Group Inc.

PROSPECTUS SUPPLEMENT

March 10, 2022

BTIG